================================================================================

                                  United States
                       Securities and Exchange Commission
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 FiberCore, Inc.
           ---------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

           ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

       2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

       4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

       5) Total fee paid:

          ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check  box  if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

          ----------------------------------------------------------------------

       2) Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

       3) Filing Party:

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       4) Date Filed:

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

                                 FIBERCORE, INC.
                               253 WORCESTER ROAD
                                  P.O. BOX 180
                          CHARLTON, MASSACHUSETTS 01507

                                -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 29, 1999

                                -----------------

      The Annual Meeting of Shareholders of FiberCore, Inc. (the "Company") will be held at the Ramada Inn, 624 Southbridge Street, Auburn, Massachusetts, 01501, on Tuesday, June 29, 1999, at 10:00 A.M., Eastern Standard Time, for the following purposes:

      1. To elect four directors, to serve as follows: two Class I directors for a two year term expiring at the annual meeting in 2001; two Class II directors for a three year term expiring at the annual meeting in 2002;

      2. To consider and take action on the ratification of the selection of Deloitte & Touche LLP as the Company's independent certified public accountants for 1999; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on May 11, 1999 will be entitled to receive notice of and to vote at the meeting.

      Shareholders are cordially invited to attend the meeting in person. However, whether or not you expect to attend, we urge you to read the accompanying Proxy Statement and then complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope. It is important that your shares be represented at the meeting, and your promptness will assist us to prepare for the meeting and to avoid the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.

                                                       Sincerely,

                                                       /s/ Charles De Luca
                                                       -------------------------
                                                       Charles De Luca
                                                       Secretary


Charlton, Massachusetts
May 21, 1999

                                 FIBERCORE, INC.
                               253 WORCESTER ROAD
                                  P.O. BOX 180
                          CHARLTON, MASSACHUSETTS 01507

                                -----------------

                                 PROXY STATEMENT

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 29, 1999

                                -----------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished to shareholders of FiberCore, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Shareholders (the "Meeting"). The Meeting is scheduled to be held on Tuesday, June 29, 1999, at 10:00 A.M., Eastern Standard Time, at the Ramada Inn, 624 Southbridge Street, Auburn, Massachusetts, 01501, and at any and all adjournments thereof. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed form of proxy will commence on or about May 21, 1999.

         At the Meeting, shareholders will be asked to vote upon: (1) the election of four directors (two Class I directors to serve for a two year term, and two Class II directors to serve for a three year term; (2) the ratification of the selection of independent certified public accountants for 1999; and (3) such other business as may properly come before the Meeting and any and all adjournments thereof.

VOTING RIGHTS AND VOTES REQUIRED

         The close of business on May 11, 1999 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, the Company had outstanding and entitled to vote 36,373,007 shares of common stock, par value $.001 per share ("Common Stock").

         A majority of the outstanding shares of the Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of the Common Stock entitled to vote at the Meeting will have one vote for each share so held.

         Directors are elected by a plurality of the votes cast. Shareholders may not cumulate their votes. The four candidates receiving the highest number of votes will be elected. In tabulating the votes, votes withheld in connection with the election of one or more nominees and broker nonvoters will be disregarded and will have no effect on the outcome of the vote.

         The affirmative vote of the holders of a majority of the shares of the Common Stock represented at the Meeting in person or by proxy and entitled to vote thereat will be required to ratify the selection of the Company's independent certified public accountants and to adopt any shareholder proposal duly presented at the Meeting. In determining whether these proposals have received the requisite number of affirmative votes, abstentions and broker nonvoters will be disregarded and have no effect on the outcome of the vote.

VOTING OF PROXIES

         If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting as specified in the proxy. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under "Election of Directors" and FOR the ratification of the selection of independent certified public accountants.

REVOCATION OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time before it is exercised. A proxy may be revoked by a writing, by a valid proxy bearing a later date delivered to the Company or by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

         The Company will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners of the Common Stock. The solicitation will be by mail, with the material being forwarded to the shareholders of record and certain other beneficial owners of the Common Stock by the Company's officers and other regular employees (at no additional compensation). Such officers and employees may also solicit proxies from shareholders by personal contact, by telephone or by telegraph if necessary in order to assure sufficient representation at the Meeting.

         Mr. Michael J. Beecher, Chief Financial Officer, will receive and tabulate proxies and act as inspector of election for the Meeting.

         1. ELECTION OF DIRECTORS

         At the Meeting, four directors are to be elected to serve as follows: two Class I directors for a two year term expiring at the annual meeting in 2001; two Class II directors for a three year term expiring at the annual meeting in 2002; and in each case until their successors are elected and qualified. The Board currently consists of five members.

         The four persons designated by the Board of Directors as nominees for election as directors at the Meeting are: Class I nominees, Mr. William T. Hanley and Mr. Javad K. Hassan; and Class II nominees, Mr. Hedayat Amin-Arsala and Mr. Steven Phillips.

         Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the four nominees. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board expects that each nominee named in the following table will be available for election.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

Information about the nominees is set forth immediately below.

Name of                        Position with Company or Principal   Year First Elected
Nominee                                    Occupation                 a Director
-------                                    ----------                 ----------
Nominees for director for two year term ending in 2001

Mr. William T. Hanley                          Director                   1999

Mr. Javad K. Hassan                      Nominee for Director             1999

Nominees for director for three year term ending in 2002

Mr. Hedayat Amin-Arsala                       Director                    1999

Steven Phillips                               Director                    1995



EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information with respect to each person who was an executive officer, director, or nominee for director of the Company as of April 30, 1999.

         Name             Age                 Position
         ----             ---                 --------

Mohd A. Aslami             52        Chairman of the Board of Directors,
                                     President, Chief Executive Officer, and
                                     Chief Technology Officer of the Company and
                                     Director and Managing Director of FiberCore
                                     Jena GmbH ("FCJ"), the Company's wholly
                                     owned subsidiary

Charles De Luca            61        Executive Vice President, Secretary and
                                     Director of the Company and General Manager
                                     of the Company's Automated Light
                                     Technology, Inc. ("ALT") subsidiary

Michael J. Beecher         54        Chief Financial Officer and Treasurer of
                                     the Company, and Vice President of FCJ

Hans F.W. Moeller          69        Managing Director of FCJ

Steven Phillips            54        Director

Hedayat Amin-Arsala        57        Director

William T. Hanley          52        Director

Javad K. Hassan            58        Nominee for Director

         Dr. Aslami is a co-founder, Chairman of the Board of Directors, President, Chief Executive Officer and Chief Technology Officer of the Company. Dr. Aslami is also a Director and Managing Director of FiberCore Jena, the Company's wholly-owned subsidiary in Germany. Dr. Aslami also holds the position of Managing Director of the Company's joint venture, FiberCore Asia Sdn. Bhd. in Malaysia since its formation in November, 1997. Dr. Aslami was a co-founder of SpecTran Corporation and Executive Vice President of Manufacturing and Engineering of SpecTran from 1981 to 1986. From 1980 to 1981 Dr. Aslami was employed by Galileo Electro Optics Corporation as the Manager of Engineering and Manufacturing of Communication Fiber. From 1974 to 1980, he served as Project Manager of Manufacturing and Engineering at Corning Works, where he was responsible for developing and improving the ODV process, including fiber quality and cost reduction. In addition, he established a pilot plant for communication-fiber production and assisted in the design of Corning's first full-scale plant in the U.S. Dr. Aslami received a Ph.D. in chemical engineering from the University of Cincinnati (1974) and his B.S in chemical engineering from Purdue University in 1968. He is the author or co-author of several fiber optic related patents in Corning, SpecTran, ALT and FiberCore, and author or co-author of several publications and technical reports in the field of fiber optics. Dr. Aslami is a member of the American Institute of Chemical Engineers, and a Professional Engineer registered in the State of Ohio.

         Mr. Charles DeLuca is a co-founder, Executive Vice President, Secretary and Director of the Company. Mr. DeLuca is also a co-founder of FiberCore's ALT subsidiary, where he serves as Director and General Manager. From 1981 to 1986, Mr. DeLuca served as the co-founder, Director and Executive Vice President of Sales and Marketing for both SpecTran and SoneTran, where he was responsible for the development of sales of optical fiber in the telecommunications and data communications markets. From 1980 to 1981, Mr. DeLuca was employed by Exxon Optical Information Systems and from 1976 to 1980 by Galileo Electro Optics Corporation in marketing management positions. Prior to his employment at Galileo, he served as a senior marketing engineer with Bendix International. Mr. DeLuca holds a B.S. in economics from Queens College, New York and an MBA in management and marketing from St. John's University, New York. In addition, he has co-published several articles in the fiber optics field.

         Mr. Beecher became Chief Financial Officer of the Company in April 1996. In addition, as part of a reorganization of the management of the Company in August, 1998, Mr. Beecher also holds the position of Vice President of the Company's wholly owned subsidiary, FiberCore Jena GmbH in Germany. Mr. Beecher was the Vice President of Administration and Finance, and Treasurer at the University of Bridgeport from 1989 through 1995, and from 1978 to 1986 he was Vice President of Perstorp, Inc., the U.S. subsidiary of a Swedish chemical, plastics and building products company. Mr. Beecher is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.

         Mr. Moeller became Managing Director of FiberCore Jena in the fourth quarter of 1995 on a part time basis. He served as a director of FiberCore Incorporated from 1994 through March 1996. As part of a reorganization of the Company, he resigned his position as a director and agreed to serve as a director of the Company's wholly owned subsidiary FiberCore Jena GmbH. From 1993 to 1994, he served as Vice Chairman of Schott Corporation ("Schott"), a United States subsidiary of Schott A.G., a corporation specializing in the production of, among other things, optical glass. From 1989 to 1993, he served as President of Schott. Mr. Moeller was a member of the Board of Directors of Schott from 1989 to 1994. During his career with Schott, Mr. Moeller was responsible for establishing Schott in the United States and overseeing its growth from infancy to nearly $1/2 billion in annual sales.

         Mr. Phillips became a director of the Company in May 1995 and became a director of ALT in 1989. Mr Phillips brings over 25 years of broad financial experience that includes, capital raising, acquisitions, turnarounds, corporate partnering, and start-ups. In addition to his consulting activities for the Company, Mr. Phillips also serves as a director and financial adviser for several entities through his company, One Financial Group Incorporated. Until recently, Mr. Phillips served for five years as Chief Financial Officer of The Winstar Government Securities Company L. P., a government securities dealer which he co-founded that pioneered using the internet to trade odd-lot government securities. Since August 1987, Mr. Phillips has served as a director, Secretary and Chief Financial Officer of James Money Management, Inc., a private investment company.

         Mr. Amin-Arsala held various senior positions with the World Bank for 18 years. He was in charge of World Bank operations in countries of East and South Asia, retiring in 1987. He served as the Minister of Finance for the Afghan Interim Government from 1989 to 1992, and Minister of Foreign Affairs for Afghanistan from 1993 to 1996. Since 1996, Mr. Amin-Arsala has acted in an advisory capacity to the United Nations and the United States Agency for International Development and has served a number of governmental and non-governmental humanitarian organizations.

         Mr. Hanley has been affiliated with Galileo Corporation ("Galileo") of Sturbridge, Massachusetts for over 16 years. He joined Galileo in May 1982 as Vice President of Manufacturing. He became Vice President of Manufacturing Operations in April 1983 and was named Executive Vice President, Chief Operating Officer and a Director on January 1, 1984. He was appointed President and Chief Executive officer on August 1, 1984 and served in that position through November 17, 1998. Mr. Hanley is currently a consultant to Galileo and a business consultant and a member of several Boards of Directors and Advisory Boards for companies in Central Massachusetts. Mr. Hanley has a B.S. degree in Glass Science from Alfred University, Alfred New York and graduated with distinction from Corning Community College, Corning, New York.

         Mr. Hassan began his professional career with IBM where he held various positions including Corporate Director of Engineering and Technology. He joined AMP, Incorporated in 1988 as Vice President Technology and in 1993 was appointed Corporate Vice President, Strategic Businesses, later renamed Global Interconnect Systems Business ("GISB") where he pioneered and deployed a new strategy to take AMP from a connector company to a global interconnection systems and solutions organization. He was named President of GISB in 1993. During his career with AMP he built GISB from start up to $1.2 billion in sales and led several strategic acquisitions. Since retiring from AMP in 1998, Mr. Hassan pursued his entrepreneurial ambition of developing technology companies focused in the convergence of voice, video and data communications. He founded and is Chairman and CEO of NeST (Network Systems and Technologies) a provider of software, systems and electronics design and manufacturing with over 2000 employees. He is Chairman of AM Communications, a public company providing broadband network monitoring and management systems to cable TV operators, and General Partner to MESA (Middle East and Southeast Asia) Venture Capital Fund for targeted investments in US based technology companies. He is a member of the board of several companies and currently serves as Chairman of the Eletronic Development Commission for the Government of Kerala in India. Mr. Hassan received a B.S.M.E. degree from Kerala University in 1962, a Masters of Materials Science degree from the University of Bridgeport, Connecticut in 1968 and was elected IEEE Fellow, Institute of Electrical and Electronics Engineers in 1986.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held four (4) meetings during 1998. Each director attended or participated in at least 75% of the aggregate of meetings held and actions taken in 1998 by the Board of Directors.

COMMITTEES OF THE BOARD

         The Board of Directors does not have an Audit Committee or a Compensation Committee, although it intends to establish such committees in the future. The functions of these committees currently are performed by the Board of Directors as a whole.

AGREEMENT WITH AMP INCORPORATED

         Under an agreement with AMP Incorporated, the Company has agreed to restructure the Board of Directors wherein the number of Directors will be increased to seven (7), three of whom shall be inside directors (Aslami, De Luca and Moeller), one (1) of whom shall be an AMP designee, and three (3) shall be outside directors. AMP has agreed to delay this restructuring and the Company anticipates that this will occur prior to or concurrent with the Company's next annual meeting.

DIRECTORS' FEES

         The Company maintains a compensation plan for outside directors, (directors who are not employees of the Company), wherein each outside director receives an initial award of 10,000 non-qualified stock options and a fee of $10,000 per year, payable quarterly, and $250 for each Board of Directors meeting or Committee of the Board meeting attended. No directors received compensation as a director in 1998.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

         Based solely on a review of the copies of Forms 3 and 4 and amendments thereto, furnished to the Company pursuant to Section 16a-3(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the fiscal year ended December 31, 1998, and Form 5 and amendments thereto, furnished to the Company regarding such fiscal year, or written representations from the Company's executive officers and directors, the Company is not aware of any failure to file timely reports pursuant to Section 16(a) of the Exchange Act.

         2. RATIFICATION OF THE SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for 1999. Deloitte & Touche LLP was initially appointed to audit the Company's financial statements in January 1997 for the fiscal year ended December 31, 1996.

         The Company expects representatives of Deloitte & Touche LLP to attend the Meeting, to be available to respond to appropriate questions from shareholders, and to have the opportunity to make a statement if they so desire.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1999.

                             ADDITIONAL INFORMATION

PERFORMANCE GRAPH

         Set forth below is a graph comparing the monthly change in the Company's cumulative total shareholder return on its Common Stock from January 14, 1997 (the effective date of the Company's initial registration under Section 12 of the Exchange Act) to December 31, 1998 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end of the period over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period), with the cumulative total shareholder return so calculated of the Russell 2000 Index, and a group of peer issuers in a line of business similar to the Company during the same period (the "Peer Group"1).



                    COMPARISONOF CUMULATIVE TOTAL RETURN(2)
                  FIBERCORE, INC. RUSSELL 2000, AND PEER GROUP


                               [GRAPHIC OMMITTED]







-------------
1 The Peer Group consists of the following companies; Galileo Corporation, Luxtec Corp., Optelecom, Inc., and SpecTran Corp.

2 Cumulative Total Return assumes $100.00 invested at the close of trading on January 14, 1997, in FiberCore, Inc., Russell 2000 Index, and the Peer Group and assumes reinvestment of dividends.

SECURITY OWNERSHIP

         The following table sets forth certain information regarding the Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each executive officer and director named in the summary compensation table below and (iii) all the directors and executive officers of the Company as a group, at the close of business on April 30, 1999. Unless otherwise indicated, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares.

                                                                                                %
NAME AND ADDRESS(1)                                          AMOUNT                           OWNED
-------------------                                          ------                           -----
Mohd Aslami..........................................       7,945,489     (2), (10)             16.1
Charles De Luca......................................       4,978,425     (3), (10)             10.1
Steven Phillips......................................       1,736,202     (4)                    3.5
Hans F. W. Moeller...................................         388,235     (5)                    0.8
Michael J. Beecher...................................         253,991     (6)                    0.5
Hedayat Amin-Arsala..................................       2,358,424     (7)                    4.8
William T. Hanley....................................          10,000     (8)         less than   .1
Javad K. Hassan......................................               0
AMP Incorporated.....................................       9,244,297     (9),(10)              18.7
All directors, director nominee and executive officers
  as a group (8 persons).............................      17,670,766                           35.9%

------------------------------------
(1) The addresses of the persons and entities named in this table are as follows: Messrs. Aslami, De Luca, Phillips, Moeller, Beecher, Amin-Arsala Hanley and Hassan, c/o FiberCore, Inc., P. O. Box 180, 253 Worcester Road, Charlton, MA 01507; AMP Incorporated, 470 Friendship Road, Harrisburg, PA 17105.

(2) Includes 117,482 shares and Warrants to purchase 115,220 shares held by Dr. Aslami's wife, 1,009,188 shares held by Dr. Aslami's children,
      1,587,569, 104,296 and 608,914 shares held respectively by the Ariana Trust, Children's Trust, and the Kabul Foundation, trusts of which Dr. Aslami's wife and/or Dr. Aslami are trustees and of which Dr. Aslami's children are beneficiaries, and 284,860 shares held by the Raja Foundation, a trust of which Dr . Aslami's wife and Mr. De Luca's wife are trustees and of which various organizations and family members are beneficiaries. Dr. Aslami disclaims beneficial ownership of all such shares. Also includes 852,987 options and warrants to purchase shares of the Company.

(3) Includes 1,395,096 shares and Warrants to purchase 115,220 shares held by Elizabeth De Luca, Mr. De Luca's wife, 507,715 shares held by Mr. De Luca's children, 458,914 shares held by the Dawn Foundation, a trust of which Mrs. De Luca is trustee and of which Mr. De Luca's children are beneficiaries, and 174,053 shares held by the Raja Foundation, a trust of which Dr. Aslami's wife and Mr. De Luca's wife are trustees and of which various organizations and family members are beneficiaries. Mr. De Luca disclaims beneficial ownership of all shares. Also includes 448,200 options.

(4) Includes 908,799 options and Warrants issued to One Financial Group, Incorporated, a Company controlled by Mr. Phillips and 13,750 Warrants and 10,000 options issued directly to Mr. Phillips.

(5)   Includes 300,000 options.

(6)   Includes 253,391 options.

(7) Includes 10,499 shares held by Mr. Amin-Arsala's wife, 1,328,393 shares into which the note held by Mr. Amin-Arsala is convertible, Warrants to purchase 249,074 shares and options to acquire 10,000 shares to be issued to Mr. Amin-Arsala for his appointment as a director.

(8) Includes options to acquire 10,000 shares to be issued to Mr. Hanley for his appointment as a director.

(9) Includes 3,419,977 shares into which the AMP Note is convertible at $0.6641 per share and Warrants to purchase 2,765,487 shares.

(10) Under the AMP loan, the Company, Mohd A. Aslami, Charles De Luca, M. Mahmud Awan (a former director) and AMP entered into a Voting Agreement pursuant to which they agreed to vote together to elect a slate of directors to the Board of Directors of the Company

EXECUTIVE COMPENSATION AND OTHER MATTERS

           The following table sets forth, for the Company's last three fiscal years, the cash salary, bonus and non-cash salary or bonuses earned or paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's President and Chief Executive Officer and to each of the Company's executive officers whose compensation exceeded $100,000.

                                                  SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------
                                  ANNUAL COMPENSATION                                        AWARDS
----------------------------------------------------------------------------------------------------------------------
                                                                                    RESTRICTED         SECURITIES
  NAME AND PRINCIPAL POSITION   FISCAL      SALARY      BONUS     OTHER ANNUAL        STOCK           UNDERLYING
                                 YEAR          $         $        COMPENSATION       AWARD(S)$      OPTIONS/SARS(#)
----------------------------------------------------------------------------------------------------------------------
Dr. Mohd Aslami                  1998        156,583    ---           ---                               184,911
  Chairman, Chief Executive      1997        146,500    ---           ---                               359,752
  Officer & President            1996        146,500    ---           ---                                60,913
----------------------------------------------------------------------------------------------------------------------
Charles De Luca                  1998         97,116    ---           ---                               106,324
  Executive Vice President       1997         98,398    ---           ---                               189,502
  & Secretary                    1996         98,398    ---           ---                                46,050
----------------------------------------------------------------------------------------------------------------------
Michael J. Beecher (1)           1998        100,000    ---           ---                                   ---
  Chief Financial Officer        1997         85,000    ---           ---                               120,000
  & Treasurer                    1996         53,708    ---           ---                                64,248
----------------------------------------------------------------------------------------------------------------------
Hans Moeller                     1998        120,000    ---           ---                                   ---
  Managing Director,             1997        120,000    ---           ---                               300,000
FiberCore Jena GmbH              1996         98,596    ---           ---                                55,193
----------------------------------------------------------------------------------------------------------------------

(1) Started employment on April 15, 1996.

OTHER COMPENSATORY ARRANGEMENTS

         The Company has a consulting agreement with Mr. Phillips, a director of the Company, wherein Mr. Phillips provides services as a senior financial advisor. Mr. Phillips receives a retainer of $60,000 per year payable in monthly installments of $5,000, based on an hourly rate of $185 per hour. The retainer is adjusted quarterly based on actual hours of service. The agreement is for one year from January 1, 1998 and is automatically renewed for one year periods unless terminated by written notice 90 days prior to the expiration of each renewal period. For the year ended December 31, 1998, Mr. Phillips' fee was $45,860.

STOCK OPTION GRANTS

         The Board of Directors has, in the past, granted options to purchase Common Stock to directors, officers and employees of the Company. Options may be granted in lieu of cash salary, accrued salary, or as additional incentives. The Company has no formal stock option plan. The Company may adopt a stock option or similar plan in the future.

         The following table sets forth selected option grant information for the fiscal year ended December 31, 1998 awarded to the executive officers of the Company. All of such options were deemed to be "non-qualified" options within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").


------------------------------------------------------------------------------------------------------------------------------
                                                                      INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------------------------
         NAME             NUMBER OF      % OF TOTAL     EXERCISE       EXPIRATION         POTENTIAL       POTENTIAL REALIZED
                          SECURITIES      OPTIONS/       OR BASE          DATE         REALIZED VALUES    VALUES AT ASSUMED
                          UNDERLYING    SARS GRANTED      PRICE                          AT ASSUMED        ANNUAL RATES OF
                           OPTIONS/     TO EMPLOYEES    ($/SHARE)                      ANNUAL RATES OF   STOCK PRICE APPREC.
                             SARS         IN FISCAL                                      STOCK PRICE       FOR OPTION TERM
                           GRANTED          YEAR                                         APPREC. FOR           10% ($)
                             (#)                                                         OPTION TERM
                                                                                            5%($)
------------------------------------------------------------------------------------------------------------------------------
Dr. Mohd Aslami (a)            184,911            27%      $0.1875     Dec. 31, 2008            $ 1,473               $22,883
------------------------------------------------------------------------------------------------------------------------------
Charles De Luca (a)            106,324            15%      $0.1875     Dec. 31, 2008            $  847                $13,157
------------------------------------------------------------------------------------------------------------------------------

a. The market value per share at the date of grant was $0.12.


STOCK OPTION EXERCISES AND HOLDINGS

         The following table sets forth information related to options exercised during 1998 by the Company's President and Chief Executive Officer and by the Company's other most highly compensated executive officers and the number and value of options held at December 31, 1998 by such individuals.


---------------------------------------------------------------------------------------------------------------------------
                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS/SARS AT
                        SHARES ACQUIRED        VALUE         OPTIONS/SARS AT FY-END (#)            FY-END ($)
          NAME          ON EXERCISE (#)    REALIZED ($)      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------
Dr. Mohd Aslami               ---               ---               420,665/184,911                    (Note 1)
---------------------------------------------------------------------------------------------------------------------------
Charles De Luca               ---               ---               235,552/106,324                    (Note 1)
---------------------------------------------------------------------------------------------------------------------------
Michael J. Beecher            ---               ---                134,248/40,000                    (Note 1)
---------------------------------------------------------------------------------------------------------------------------
Hans Moeller                  ---               ---                  300,000/0                       (Note 1)
---------------------------------------------------------------------------------------------------------------------------

Note 1 - At December 31, 1998 the fair value was less than the exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         DEALINGS WITH TECHMAN

         Since 1995, the Company has maintained a working relationship with Techman, a technology management company headquartered in Massachusetts since 1982. Dr. M. Mahmud Awan, the President and sole shareholder of Techman, is a former director of the Company. Techman specializes in sales of fiber optic products and telecommunication systems.

         On November 1, 1995, the Company entered into an International Distributor Agreement with Techman to market the Company's products worldwide. Techman agreed to receive customary sales commissions in the form of Warrants exercisable into 1,000,000 shares of Common Stock to be issued to Techman for sales of the Company's products up to $200,000,000. Such shares will be issued upon receipt of the proceeds of any such sales. The Agreement may be terminated on 30 days notice and no commissions have been earned by Techman as of December 31, 1998.

         Pursuant to the Techman Share Purchase Agreement dated January 11, 1996, Techman purchased 734,260 shares of Common Stock for $1,000,000 (approximately $1.36 per share) and was granted Warrants exercisable into 550,696 shares of Common Stock at $1.63 per share. Additionally, the Company issued an additional 312,061 shares of Common Stock to Techman on (i) the formation of FOI (a joint venture), in which the Company holds a 30% ownership interest, and (ii) the completion of a supply agreement between FOI and the Company. Under the agreement, $500,000 of the $1,000,000 share purchase price was invested by Techman for the Company in FOI as an additional capital contribution. FOI, a company incorporated in Islamabad under the laws of Pakistan, was formed to manufacture optical fiber products in Pakistan. Due to a delay in the construction of the manufacturing plant, in 1997 the supply agreement was canceled and the 312,061 shares were canceled.

         In April 1997, the Company borrowed $250,000 from Techman under a note maturing in 2000. The annual interest rate on the note is the prime rate plus 1%, adjustable quarterly and payable quarterly. In conjunction with the note, Techman was granted warrants to purchase 115,220 common shares of the Company at an exercise price of $0.78 per share.

         In September 1997, the Company borrowed $150,000 from Techman International Corporation. The note bears interest at prime plus 1% per year and matured on September 17, 1998. In conjunction with the note, Techman was granted warrants to purchase 69,132 common shares of the Company at an exercise price of $0.625 per share. The note was renewed in 1999 and matures on December 31, 1999.

         The Company maintained a consulting agreement with Techman under which Techman provided administration, marketing, technical and personnel advisory services to the Company. The agreement has been terminated. For the years ended December 31, 1997 and 1996, Techman was paid $54,000 and $36,000, respectively, for such services.

         DEALINGS WITH AMP

         In April 1995, the Company issued a note to AMP, Incorporated ("AMP") (the "AMP Note"). The AMP Note is a ten year $5,000,000 convertible note. AMP, a company listed on the New York Stock Exchange, with worldwide sales in excess of $5.7 billion in 1997, is a manufacturer of electrical and optical connection devices, systems and other equipment including fiber optic cable. The AMP Note is collateralized by the Company's patents, patent applications, licenses, rights and royalties arising from such patents. The AMP Note is subject to prepayment on demand in the event the Company is the issuer of securities to be sold by the Company under an effective registration statement. On November 27, 1996 AMP converted $3,000,000 of principal plus $540,985 of accrued interest into 3,058,833 shares of Common Stock of the Company. The remaining outstanding principal plus accrued interest may be converted into Common Stock of the Company at $0.66 per share, until maturity, April 17, 2005.

         In July 1996, AMP entered into a five year supply contract (renewable at AMP's option for an additional five year period) with the Company whereby AMP has undertaken to purchase from the Company at least 50% of AMP's future glass optical fiber needs. Under this contract, the Company sold fiber totaling approximately $1,801,000 and $1,238,000 in 1998 and 1997, respectively, to an AMP cabling contractor in Europe. The Company expects to begin supplying optical fiber to AMP in the United States in 1999. On November 27, 1996, the Company obtained an additional $3,000,000 loan at an interest rate of prime plus 1%, from AMP to facilitate the funding of the expansion of the Jena Facility. In exchange AMP received a 10 year note and common stock purchase warrants exercisable until November 27, 2001. Under the terms of the loan and warrant agreement, on November 27, 1998 the number of warrants was increased to 2,765,487 and the warrant exercise price was adjusted to $0.7232 per share. In connection with the new AMP loan and the expansion of the Jena Facility, the Company was awarded a grant from the German Government of approximately $2,700,000 and received a loan from Berliner Bank of approximately $4,621,000. As part of the new $3,000,000 loan from AMP, Mohd A. Aslami, Charles De Luca, M. Mahmud Awan (a former director of the Company) and AMP entered into a Voting Agreement pursuant to which they agreed to vote together to elect a slate of directors to the Board of Directors of the Company. AMP has waived the implementation of this slate of directors. The Voting Agreement also requires a classified and three year staggered Board of Directors. Such Voting Agreement would remain in effect until the earlier of (i) termination of the new AMP loan agreement, or (ii) an underwritten public offering by the Company which generates at least $5,000,000.

         LOANS

         In March 1996, the Company borrowed $200,000 from Mr. Amin-Arsala under a note maturing on April 1, 1997 with interest at 8.5%. The note was convertible into common shares of the Company at $1.36 per share. In conjunction with the note the lender received warrants to purchase 146,850 common shares of the Company at $1.63 per share. The note was renewed in 1997. In 1998 the note was again renewed with interest at the prime rate plus 1% and the conversion price was reduced to $0.1875 per share. The number of warrants to purchase common shares of the Company was increased to 249,074 and the purchase price was reduced to $0.1875 per share.

         On July 31, 1996, the Company borrowed $500,000 under two loan agreements from the spouses of Dr. Aslami and Mr. De Luca. The loans are in the amount of $250,000 each and bear interest at the prime rate plus one percent (currently 9.25%), and are due on July 31, 1999. In conjunction with the loans each lender received warrants to purchase 115,220 shares of Common Stock at the rate of $1.81 per share. The warrants expire on July 31, 2001.

         Also, in 1997, the Company borrowed $50,000 from Dr. Aslami. The interest rate is prime plus 1% and the note matured on September 17, 1998. In conjunction with the note the lender was issued warrants to purchase 62,500 common shares of the Company at an exercise price of $0.6875 per share. The note was renewed in 1998.

         In September and November 1997 the Company also borrowed $37,500 under a note with interest at prime plus 1%. In conjunction with the notes the lender was granted warrants to purchase 27,500 common shares of the Company at an exercise price of $0.6875 per share. Mr. Steve Phillips, a director of the Company, is a principal of the lender and received 13,750 of the 27,500 warrants issued. The note was repaid in 1998.

         CONSULTING

         See "Other Compensatory Arrangements" above for a discussion of the consulting arrangement between the Company and Mr. Phillips.

         The following report of the Board of Directors in the next section shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "Commission") or subject to Regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

EXECUTIVE COMPENSATION

         The Company has not, as yet, adopted a formal executive compensation program, although it intends to adopt such program. It is expected that such plan will reflect the following executive compensation philosophy and contain the compensation components as described below. Such program may contain all or some of the components and will be subject to change by the Board of Directors.

         COMPENSATION PHILOSOPHY

         The Company's mission is to be a significant provider of optical fiber and optical fiber preforms in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to shareholders, the Company must compete for, attract, develop, motivate and retain top quality executive talent at the corporate office and operating business units of the Company during periods of both favorable and unfavorable world-wide business conditions.

         The Company's executive compensation program is a critical management tool in achieving this goal. "Pay for performance" is the underlying philosophy for the Company's executive compensation program. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between executive performance and share price. To align shareholder interests and executive rewards, significant portions of each executive's compensation will represent "at risk" pay opportunities related to accomplishment of specific business goals.

         The program will be designed and administered to:

         o provide annual and longer term incentives that help focus each executive's attention on approved corporate business goals the attainment of which, in the judgment of the Board of Directors, should increase long-term shareholder value;

         o link "at risk" pay with appropriate measurable quantitative and qualitative achievements against approved performance parameters;

         o reward individual and team achievements that contribute to the attainment of the Company's business goals; and

         o provide a balance of total compensation opportunities, including salary, bonus, and longer term cash and non-cash and equity incentives, that are competitive with similarly situated companies and reflective of the Company's performance.

         In seeking to link executive pay to corporate performance, the Board believes that the most appropriate measure of corporate performance is the increase in long-term shareholder value, which involves improving such fundamental quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share and return on shareholders' equity. The Board may also consider qualitative corporate and individual factors which it believes bear on increasing the long-term value of the Company to its shareholders. These include (i) the development of competitive advantages, (ii) the ability to deal effectively with the complexity and globalization of the Company's businesses, (iii) success in developing business strategies, managing costs and improving the quality of the Company's products and services as well as customer satisfaction, (iv) the general performance of individual job responsibilities, and (v) the introduction of new products, new patents and other innovations.

         COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM

         The Company's executive compensation program will consist of (i) an annual salary, (ii) an annual bonus, (iii) issuance of restricted stock, and
(iv) a long-term incentive represented by stock options. As explained below, restricted stock and stock options serve to link executive pay to corporate performance, since the attainment of these awards depends upon meeting the quantitative and, if applicable, qualitative performance goals which serve to increase long-term shareholder value.

         Salary and bonus. In December of each year, the Board will set the annual salary for the following year of each executive officer, not subject to an employment contract, and establish a potential bonus opportunity executives (even those subject to employment contracts) may earn for each of the quantitative and, if applicable, qualitative performance goals established by the Committee. The Board intends to set these targets in the first half of each year after a detailed review by the Board of the Company's annual operating budget.

         Stock Options and Restricted Stock. The longer-term component of the Company's executive compensation program will consist of qualified and/or non-qualified stock option and restricted stock grants. The options generally permit the option holder to buy the number of shares of Common Stock covered by the option (an "option exercise") at a price equal to or greater than eighty-five percent (85%) of the market price of the stock at the time of grant. Thus, the options generally gain value only to the extent the stock price exceeds the option exercise price during the life of the option. Generally a portion of the options vest over a period of time and expire no later than ten years, and in many cases five years after grant. In addition, in appropriate circumstances, the Company will award restricted stock to executives. Executives will generally be subject to limitations in selling the restricted stock immediately, and therefore will have the incentive to increase shareholder value.

         BASIS OF 1998 COMPENSATION

         In 1998, the Company's executive compensation was based on negotiations with each individual, consistent with what the Board believes was reasonable given the circumstances of the Company at that time. No bonuses were awarded for the year 1998.

         BASIS OF 1999 COMPENSATION

         As indicated in the Company's executive compensation philosophy, a major factor in the Board's compensation decisions is the competitive marketplace for senior executives. In setting competitive compensation levels, the Company will compare itself to a self-selected group of companies of comparable size (a peer group), market capitalization, technological and marketing capabilities, performance and global presence with which the Company competes for executives.

OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented at the Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, the persons named as proxies will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

         Any  shareholder  proposals  intended to be presented at the  Company's
2000 annual meeting of shareholders must be received by the Secretary, FiberCore, Inc., no later than January 14, 2000 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Moreover, with regard to any proposal by a stockholder not seeking to have such proposal included in the proxy statement but seeking to have such proposal considered at the 2000 Annual Meeting, if such stockholder fails to notify the Company in the manner set forth above of such proposal no later than May 1, 2000, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2000 Annual Meeting notwithstanding that stockholders have not been advised of the proposal in the proxy statement for the 2000 Annual Meeting. Any proposals submitted by stockholders must comply in all respects with (i) the rules and regulations of the Securities and Exchange Commission, (ii) the provisions of the Company's Certificate of Incorporation and Bylaws, and (iii) Nevada law.

ANNUAL REPORT

         The Company's 1998 Annual Report is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche LLP, Independent Certified Public Accountants.

                                             By Order of the Board of Directors

                                             /s/ Charles De Luca
                                             -------------------
                                             Charles De Luca
                                             Secretary

Dated:  May 21, 1999






IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY

                                 FIBERCORE, INC.

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints each of Mohd A. Aslami and Charles DeLuca (with full power to act without the other and each with full power to appoint his substitute) as the undersigned's Proxies to vote all shares of Common Stock of the undersigned in FiberCore, Inc. (the "Company"), a Nevada corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Ramada Inn, 624 Southbridge Street, Auburn, Massachusetts, 01501, on June 29, 1999, at 10:00 a.m. (local time) or at any adjournments thereof as follows:

1.       ELECTION OF DIRECTORS

         Mr. William T. Hanley, Mr. Javad K. Hassan, Mr. Hedayat Amin-Arsala, Mr. Steven Phillips

2. PROPOSAL TO RATIFY SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1999.

3. In their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

Place "X" Only In One Box

1.   Election of Nominees                      2.   Appointment of Accountants

For All   Withhold All   For All Except As       For      Against      Abstain
                         Listed Below
                         Exceptions:

[ ]         [  ]         -----------------        [ ]        [ ]         [ ]
                         -----------------
                         -----------------
                         -----------------
                         -----------------


The shares of Common Stock represented by this Proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted FOR the election of the nominees listed in item 1 and FOR the proposal in item 2.

The undersigned hereby revokes any Proxy or Proxies to vote shares of Common Stock of the Company heretofore given by the undersigned.

Please date, sign exactly as name appears on this Proxy, and return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving his/her title, and affix corporate seal. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.


----------------------------------
Date

----------------------------------
Signature

----------------------------------
Signature if held jointly